EXHIBIT 10.3
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                         RIVOLI BANK & TRUST
                   NON-QUALIFIED STOCK OPTION AGREEMENT
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     THIS NON-QUALIFIED STOCK OPTION AGREEMENT ("Option Agreement") is made and entered into this ___ day of ______________ by and between Rivoli Bank & Trust (the "Bank") and _________________ ("Participant");

                            W I T N E S S E T H:
                            - - - - - - - - - -

     The Board of Directors of the Bank has adopted that certain 1998 Stock Option Plan (the "Plan"), a copy of which is attached hereto as Exhibit "A" and incorporated herein by reference. Pursuant to the terms of the Plan and in consideration of the efforts of Participant on behalf of the Bank, the Board of Directors has selected Participant to participate in the Plan and desires to grant to Participant a non-qualified stock option (the "Option") to purchase shares of the Bank's authorized $5.00 par value common stock ("Stock"), subject to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                   1.  INCORPORATION OF PLAN PROVISIONS

     This Option Agreement is subject to and is to be construed in all respects in a manner which is consistent with the terms of the Plan, the provisions of which are hereby incorporated by reference into this Option Agreement. Unless specifically provided otherwise, all terms used in this Option Agreement shall have the same meaning as in the Plan.


                           2.  GRANT OF OPTION

     Subject to the further terms and conditions of this Option Agreement, Participant is hereby granted the Option to purchase _____ shares of Stock, effective as of the date first written above. The Option is not intended to be
an Incentive Stock Option as provided in   422 of the Internal Revenue Code.


                       3.  FAIR MARKET VALUE OF STOCK

     The Board of Directors has determined, in good faith and in its best judgment, that the fair market value per share of Stock as of the date the Option is granted is $_____.


                             4.  OPTION PRICE

     The Board of Directors has determined that the price for each share of Stock purchased under this Option Agreement shall be $_____.


                         5.  EXPIRATION OF OPTIONS

     The Option to acquire Stock pursuant to this Option Agreement shall expire (to the extent not previously fully exercised) upon the first to occur of the following:

          (a)  __________, 20__;

          (b) The date which is one (1) day prior to the date which Participant ceases his or her employment with the Bank or a Subsidiary, otherwise than as a result of Participant's death or Permanent and Total Disability or retirement;

          (c) The date which is the first anniversary of the date upon which Participant ceases to be employed by the Bank, or a Subsidiary of the Bank, by reason of Participant's death or permanent and total disability; or

          (d) Ninety (90) days from the date upon which Participant ceases his or her employment with the Bank or a Subsidiary, by reason of retirement, with respect to any portion of the Option which was otherwise exercisable on the date Participant ceases employment. Any portion of the Option which was not exercisable on the date Participant ceases employment by reason of retirement shall become immediately exercisable for a period of ninety (90) days from the date Participant ceases his or her employment.

          (e) Ten (10) days from the date upon which the Bank receives notice from either the Georgia Department of Banking and Finance or the Federal Deposit Insurance Corporation that the Bank's capital has fallen below the minimum required by either regulatory agency.


                        6.  EXERCISE OF OPTION

     Unless the Option hereunder shall expire pursuant to Article 5 hereof, the Option shall be exercisable immediately with respect to the full number of shares subject to this Option Agreement.

     Participant may exercise the Option, in whole or in part, from time to time. The Option exercise price shall be paid by Participant in cash.


                        7.  MANNER OF EXERCISE

     The Option may be exercised by written notice to the Secretary of the Bank specifying the number of shares to be purchased and signed by Participant or such other person who may be entitled to acquire Stock under this Option Agreement. If any such notice is signed by a person other than Participant, such person shall also provide such other information and documentation as the Secretary of the Bank may reasonably require to assume that such person is entitled to acquire Stock under the terms of the Plan and this Option Agreement. After receipt of the notice and any other assurances requested by the Bank under this Article 7, and upon receipt of the full Option price, the Bank shall issue to the person giving notice of exercise under this Option Agreement the number of shares specified in such notice.


                   8.  RESTRICTIONS ON TRANSFERABILITY

     The Option granted hereunder shall not be assignable or transferable by Participant otherwise than by will or by the laws of descent and distribution, and such Option shall be exercisable during Participant's lifetime only by Participant.


                          9.  REORGANIZATION

     In the event that dividends are payable in Stock of the Bank or in the event there are splits, subdivisions or combinations of shares of Stock of the Bank, the number of Shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of Shares deliverable upon the exercise thereafter of any Option theretofore granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.

     In case the Bank is merged or consolidated with another corporation and the Bank is not the surviving corporation, or in case the property or stock of the Bank is acquired by another corporation, or in case of a separation, reorganization, recapitalization or liquidation of the Bank, the Board of Directors of the Bank, or the Board of Directors of any corporation assuming the obligations of the Bank hereunder, shall either (i) make appropriate provision for the protection of any outstanding Options by the substitution on an equitable basis of appropriate stock of the Bank, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to the shares of Stock of the Bank, provided only that the excess of the aggregate fair market value of the shares subject to option immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to option immediately before such substitution over the purchase price thereof, or (ii) upon written notice to the Participant provide that the Option (including the shares not then exercisable) must be exercised within sixty (60) days of the date of such notice or it will be terminated.

     IN WITNESS WHEREOF, the Bank has caused this Option Agreement to be executed by a member of the Board of Directors or a duly authorized officer of the Bank, and Participant has executed this Option Agreement as of the date first written above.

                                              RIVOLI BANK & TRUST


                                              By: ________________________

                                              Title:  ____________________

ATTEST:

_________________________________
Secretary or Assistant Secretary

                                              "PARTICIPANT"

                                              ____________________________